EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-276031), Form S-3 (No. 333-262494) and Form S-8 (No. 333-187439, 333-199992, 333-225585, 333-233185, 333-239052, 333-265126, 333-272792, and 333-279406) of Accelerate Diagnostics, Inc. of our report dated March 20, 2025, relating to the consolidated financial statements as of and for the year ended December 31, 2024, which appear in this Annual Report on Form 10-K.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
March 20, 2025